UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2004

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	39-2032455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

W1231 Tessman Rd, Cambria, Wisconsin 53923
(Address of principal executive offices)

(920) 348-5016
(Issuer’s telephone number)

Item 12.  Results of Operations and Financial Condition.

At our annual members’ meeting held March 20, 2004, we released a financial summary entitled “Financial Highlights”, which set forth our total assets, liabilities and members’ equity as of December 31, 2003.  The Financial Highlights summary disclosed non-public information regarding the registrant’s financial condition.  The Financial Highlights summary is attached hereto as Exhibit 19.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, L.L.C.

Dated: March 26, 2004	By:	/s/ Kevin Roche
Kevin Roche, President